Exhibit 10.19

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this "Agreement") is entered into this 4th day of September, 2007, by and between BioLife Solutions, Inc., a Delaware corporation having its executive offices at 3303 Monte Villa Parkway, Suite 310, Bothell, WA 98021 (the "Company") and Walter Villiger, with an address at Paradiesstrasse 35, CH-8645, Jona, Switzerland (the "Investor").

W I T N E S S E T H:

WHEREAS, the Company is seeking to raise up to $1,000,000 through the sale of  promissory notes bearing interest at the rate of seven percent (7%) per annum (each, a “Note”), which Note, plus all accrued interest thereon, (a) shall become due and payable in one lump sum on the earlier of (i) September 30, 2008  or (ii) an Event of Default (as defined in the Note), and (b), at the option of the Investor, may be converted into New Equity Securities (as defined in the Note) upon the consummation of a Financing (as defined in the Note) at a per share or per unit price equal to 100% of the per share or per unit purchase price of the New Equity Securities sold in the Financing; and

WHEREAS, the Company anticipates contracting for the sale of the Notes with non U.S. Persons (the term "U.S. Persons" being defined in Regulation S ("Regulation S") of the Securities Act of 1933, as amended (the "Act")), in reliance upon an exemption from registration provided for under Regulation S of the Act; and

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, a Note in the principal amount of $500,000;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.

Purchase and Sale of Note; Delivery of Securities; Payment; Loan Origination Fee.

1.1

Purchase and Sale of Note.  The Company hereby sells, transfers, and assigns to the Investor, and the Investor hereby purchases and acquires from the Company, a Note in the principal amount of $500,000 (the "Purchase Price").

1.2

Payment of Purchase Price; Delivery of Note.  Concurrently with the execution and delivery of this Agreement, (a) the Investor is delivering to the Company a certified or cashier's check (or other form of payment acceptable to the Company, in its sole discretion) in an amount equal to the Purchase Price, or shall transfer such sum to the account of the Company by wire transfer, and (b) the Company is delivering, or within a reasonable period of time, will deliver, to the Investor the Note purchased hereunder, which shall be in definitive form registered in the name of the Investor.

2.

Representations, Warranties, and Covenants of Investor.  Investor hereby represents and warrants to, and covenants with, the Company as follows:

2.1

Offshore Transaction.  () Investor is not a U.S. person ("U.S. Person") as that term is defined in Regulation S; () the Note was not offered to Investor in the United States; () at the time of execution of this Agreement and the time of any offer to Investor to purchase the Note hereunder, Investor was physically outside the United States; () Investor is purchasing the Note for Investor’s own account and not for the account of or for the benefit of any U.S. Person; and () Investor is not an underwriter, dealer, distributor, or other person who is participating, pursuant to a contractual arrangement, in the distribution of the Note offered or sold in reliance on Regulation S.

2.2

Investor's Independent Investigation.  Investor, in subscribing for the Note hereunder, has relied solely upon an independent investigation made by Investor and Investor’s representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company which have been filed as exhibits to the Company's filings made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").  In making Investor’s investment decision to purchase the Note, Investor is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Agreement.  Investor has received and reviewed the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006 and the Company's Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007.  Investor has such experience in business and financial matters that Investor is capable of evaluating the risk of Investor’s investment and determining the suitability of Investor’s investment.  Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.

2.3

Investor's Economic Risk.  Investor understands and acknowledges that an investment in the Note involves a high degree of risk.  Investor acknowledges that there are limitations on the liquidity of the Note.  Investor represents that Investor is able to bear the economic risk of an investment in the Note, including a possible total loss of investment.  In making this statement Investor hereby represents and warrants to the Company that Investor has adequate means of providing for Investor's current needs and contingencies; and that Investor is able to afford to hold the Note for an indefinite period.  Further, Investor has no present need for liquidity in the Note and Investor is willing to accept such investment risks.

2.4

No Government Recommendation or Approval.  Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Note.

2.5

Company's Reliance on Representations of Investor.  Investor understands that the Note is being offered and sold to Investor in reliance on specific exemptions from the registration requirements of U.S. securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Investor set forth herein in order to determine the applicability of such exemptions to Investor’s acquisition of the Note and suitability to acquire the Note.

2.6

Note Not Registered Under the Act or Any State Act.  Investor understands that the offer and sale of the Note has not been registered under the Act or any state securities laws ("State Acts") and that they are being offered and sold and delivered pursuant to Regulation S based in part upon the representations of Investor contained herein.  The Note may not be offered, sold, or otherwise transferred in the United States or to U.S. Persons unless such offers, sales, and transfers are registered under the Act and applicable State Acts or are made pursuant to an available exemption from the registration requirements of those laws.

2.7

Investment Intent.  Investor is acquiring the Note for Investor’s own account for investment and not as a nominee and not with a view to the distribution thereof.  Investor understands that Investor must bear the economic risk of this investment indefinitely unless the Note is registered pursuant to the Act and any applicable State Acts, or an exemption from such registration is available.  Investor represents and warrants to the Company, as of the date of this Agreement, that Investor has no present plan or intention to sell the Note in the United States at any predetermined time, and has made no predetermined arrangements to sell the Note.

2.8

Investor's Power and Authority.  Investor has the full power and authority to execute, deliver, and perform this Agreement.  This Agreement, when executed and delivered by Investor, will constitute a valid and legally binding obligation of Investor, enforceable in accordance with its terms.

2.9

Representation Regarding Signatory.  Investor represents and warrants that Investor's signatory, if any, is duly authorized to execute this Agreement on behalf of Investor.

2.10

No Tax Advice From Company or Its Agents.  Investor has had an opportunity to review with Investor’s own tax advisors the foreign, U.S. federal, state and local tax consequences of this investment, and the transactions contemplated by this Agreement.  Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Investor (and not the Company) shall be responsible for Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

2.11

No Legal Advice from Company or Its Agents.  Investor acknowledges that Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel.  Investor is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for representations, warranties and covenants set forth herein.

2.12

No Scheme to Evade Registration.  Investor's acquisition of the Note is not a transaction (or any element of a series of transactions) that is part of a plan or scheme to evade the registration provisions of the Act.

2.13

Deliveries Outside the United States.  Investor understands that () the Note may not be converted within the United States or by or on behalf of a U.S. Person, and that the New Equity Securities may not be delivered within the United States upon conversion of the Note, other than in offerings deemed to meet the definition of "offshore transactions" (as defined in Regulation S), unless registered under the Act or an exemption from such registration is available, (b) the Note shall bear an appropriate legend to such effect, and (c) the Company will make a notation on its transfer books to such effect.

3.

Resales of the Note and New Equity Securities by Investor; Hedging; Legends.

3.1

Resales of the Note and New Equity Securities; Hedging.  Investor understands that the Note and New Equity Securities are deemed to be "restricted securities" as defined in Rule 144 under the Act.  Investor acknowledges, covenants and agrees, with respect to the Note and New Equity Securities, (a) that they will only be resold by Investor, and the Company is to refuse to register any transfer not made, in accordance with Regulation S, or pursuant to an exemption from registration under the Act and applicable State Acts, or pursuant to an effective and current registration statement under the Act, and (b) not to engage in hedging transactions unless in compliance with the Act.  Until the restrictions on transfer terminate as provided in Section 3.3 hereof, Investor shall cause a transferee of the Note or New Equity Securities to execute, prior to the transfer, an agreement containing investor representations and covenants reasonably requested by the Company and substantially similar to those contained in Sections 2 and 3 hereof.

3.2

Legend.  To insure compliance with the provisions of the Act and State Acts, the Note and New Equity Securities shall bear a legend (the "Regulation S Restrictive Legend") substantially as follows:

"THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW.  THE SECURITIES WERE ISSUED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT.

THE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS SUCH OFFERS, SALES, AND TRANSFERS ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS, OR ARE MADE IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE ACT.  FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES  MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

3.3

Termination of Restrictions; Removal of Legend.

(a)

The Regulation S Restrictive Legend may be removed (and the restrictions on the transferability of the Note and New Equity Securities shall terminate) when () the sale of the Note and New Equity Securities, as the case may be, have been registered under the Act and sold by the holder thereof in accordance with such registration, () a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for the holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, () the Note and New Equity Securities, as the case may be, have been sold without registration under the Act in compliance with Rule 144 or Rule 144A promulgated under the Act, () the Company is reasonably satisfied that the holder of the Note and New Equity Securities, as the case may be, shall be entitled to sell the Note and New Equity Securities in accordance with the terms of Subsection (k) of Rule 144 or of Rule 144A promulgated under the Act, or () a letter or an order has been issued to the holder thereof by the staff of the Securities and Exchange Commission (the "Commission") stating that no enforcement action shall be recommended by such staff or taken by the Commission if the Note or New Equity Securities, as the case may be, are transferred in the United States or to a U.S. Person without registration under the Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

(b)

Whenever the restrictions imposed by this Section 3 shall terminate as hereinabove provided, the holder of the Note or New Equity Securities, as the case may be, then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such holder, a new certificate for the Note or New Equity Securities, as the case may be, not bearing the Regulation S Restrictive Legend.

4.

Representations and Warranties of Company.  The Company represents and warrants to Investor as follows:

4.1

Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company.

4.2

Authorization.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, and delivery of the Note and, upon conversion of the Note, the New Equity Securities, have been taken.  This Agreement constitutes valid and legally binding obligation of the Company, enforceable in accordance with its terms.  The Company has obtained all consents and approvals required for it to execute, deliver, and perform this Agreement.

4.3

No Conflicts.  The Company is not in violation or default of any provisions of its Certificate of Incorporation or By-laws, as amended and in effect on and as of the date of this Agreement, or of any material provision of any instrument or contract to which it is a party or by which it is bound or of any material provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, except where such violation, default or conflict would have no material adverse affect on the Company's business or financial condition, or on the transactions contemplated herein. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

4.4

Valid Issuance of Securities.  The New Equity Securities, when issued, sold, and delivered in accordance with the terms hereof or the Note, as the case may be, and for the consideration expressed herein or in the Note, as the case may be, will be duly and validly issued, fully paid and non-assessable, free of any preemptive rights, and the holders thereof shall not be subject to personal liability solely by reason of being such holders.  The Note, when issued, sold, and delivered, in accordance with this Agreement, shall be duly executed, issued, and delivered, and shall constitute valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance).

4.5

Current Public Information.  The Company is a "reporting issuer" as defined in Regulation S and it has a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, and has filed on a timely basis all the materials required to be filed as reports pursuant to the Exchange Act for a period of at least twelve months preceding the date hereof (or for such shorter period as the Company was required by law to file such material), and all such filings have been made on a timely basis.

4.6

Use of Proceeds.  As of the date hereof, the Company expects to use the net proceeds from the sale of the Note for working capital and general corporate purposes, including the funding of research and development and marketing.

5.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made in and wholly to be performed in that jurisdiction.

6.

Entire Agreement; Amendments.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.  Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

7.

Written Notices, Etc.  Any notice, demand, or request required or permitted to be given by either the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, by overnight courier, or by registered or certified mail, return receipt requested, or by facsimile or other standard form of telecommunication or electronic transmission, to the parties at their respective addresses set forth above.

8.

Execution in Counterparts Permitted.  This Agreement may be executed by facsimile in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

9.

Survival; Severability.  Investor's and the Company's representations and warranties shall survive the closing of the transaction.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement, to the extent permitted by law, shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.

Titles; Gender.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  The use in the Agreement of a masculine, feminine or neuter pronoun shall be deemed to include a reference to the others.

11.

Assignment.  Neither party to this Agreement may assign this Agreement without the prior written consent of the other (which may be withheld for any reason).

12.

Indemnification.  The Company shall indemnify and hold harmless Investor against any liabilities suffered or incurred by Investor and not otherwise reimbursed, arising from or due to any material breach of a representation, warranty, or covenant of the Company contained in this Agreement.  Investor shall indemnify and hold harmless the Company and each of its officers, directors, stockholders, employees, control persons, and agents (each, a "Company Indemnified Party") who is or may be a party to any threatened, pending, or completed action, suit or proceeding of any kind, against any liabilities suffered or incurred by a Company Indemnified Party and not otherwise reimbursed, arising from or due to any material breach of a representation, warranty, or covenant of Investor contained in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BioLife Solutions, Inc.

By:	/s/ Mike Rice
Mike Rice
President & CEO

/s/ Walter Villiger
Walter Villiger
Investor